Exhibit 99.1

KLX AGREES TO SELL ITS ASG BUSINESS TO BOEING IN AN ALL CASH TRANSACTION AND TO SPIN-OFF ITS ESG BUSINESS TO KLX SHAREHOLDERS

WELLINGTON, FL, May 1, 2018 — KLX Inc. (“KLX” or the “Company”) (NASDAQ: KLXI), a leading distributor and value added service provider of aerospace fasteners and consumables, and a provider of services and products to the oil and gas exploration and production industry, today announced its intention to sell its Aerospace Solutions Group business to The Boeing Company and to spin-off to KLX shareholders its Energy Services Group business.

KLX announced today that the Company has entered into a definitive agreement to sell the Aerospace Solutions Group (“ASG”) to The Boeing Company (“Boeing”) for $63.00 per share in cash. The transaction with Boeing is valued at approximately $4.25 billion, including the assumption of approximately $995 million in net debt. The transaction values the Aerospace Solutions Group at a multiple of 15.7x trailing EBITDA for fiscal year 2017 and a multiple of 14.3x 2018 estimated Adjusted EBITDA. Upon closing of the transaction, ASG will become part of the Boeing Global Services’ business. Boeing’s acquisition of KLX Inc. is conditioned upon the successful divestment and separation of KLX Inc.’s Energy Services Group (“ESG”). The transaction is also subject to customary closing conditions, including KLX shareholder approval and receipt of applicable regulatory approvals.

“This acquisition is the next step in Boeing’s services growth strategy, with a clear opportunity to profitably grow our business and better serve our customers in a $2.6 trillion, 10-year services market,” said Stan Deal, president and CEO of Boeing Global Services. “By combining the talent and product offerings of Aviall and KLX Inc., we will provide a one-stop-shop that will benefit our supply chain, and our various customers in a meaningful way.”

The ESG business that will be spun-off to KLX shareholders has a presence across all major U.S. onshore basins, including the Southwest (Permian Basin and Eagle Ford), Rocky Mountains (Williston and Piceance Basins), Mid-Continent and the Northeast (Marcellus and Utica Shale). ESG’s strategic focus is on providing superior quality of service to oil and gas exploration and production companies. ESG’s differentiated proprietary products and services are supported by a rich intellectual property portfolio, which is reflected in its superior profit margins. ESG’s strong brand will be retained by KLX Energy Services Holdings, Inc. (“KLXE”) post spin-off.

KLX Chairman and CEO Amin Khoury said, “KLX Energy Services is well positioned to participate in the ongoing oilfield services market recovery. We are seeing very strong demand for our services and products. We now expect KLX Energy Services fiscal year 2018 estimated revenues, Adjusted operating earnings and Adjusted EBITDA of approximately $500 million, $65 million and $110 million, respectively. This represents an approximate 55 percent increase in revenue, and an approximate 300 percent increase in Adjusted EBITDA, as compared to the prior year. KLX Energy Services’ peer-leading growth, superior margins and ability to generate significant free cash flow backed by a strong balance sheet, position it well as an independent company to deliver peer leading returns to our shareholders.”

The two transformative transactions announced today conclude a comprehensive review of strategic alternatives to maximize shareholder value, which the Company announced on December 22, 2017.

Mr. Khoury concluded, “To our shareholders, many of whom have backed our management team for many years, we are pleased to be able to deliver $63.00 in immediate cash per share and ownership in a dynamic and well-capitalized oilfield services company. KLX Energy Services is a leader in its markets and will continue to be deeply committed to maximizing shareholder value and to providing the very best level of service to its customers.”

Additional Transaction Details

KLXE will be initially capitalized through a $50 million cash contribution from KLX to provide KLXE with a strong balance sheet and ample operating liquidity at separation. Additional KLXE liquidity is expected to be provided through a new undrawn credit facility to be put in place before the separation. KLXE is expected to be spun-off free of any debt.

Amin Khoury, currently KLX’s Chairman and CEO, will become Chairman, President and CEO of KLXE upon separation. Tom McCaffrey will become Senior Vice President and Chief Financial Officer. Gary Roberts will remain Vice President and General Manager of KLXE’s operations. Mr. Khoury and Mr. McCaffrey will continue in their current roles with KLX through the consummation of the sale of ASG to Boeing and intend to enter into employment contracts with KLXE prior to the spin-off.

Both the sale of KLX/ASG to Boeing for cash and the spin-off of ESG are expected to be taxable transactions to KLX shareholders. If KLXE’s market value at the time of separation is greater than its tax basis at such time, KLX would incur a tax liability. Boeing and KLX have agreed that any such liability would be borne by KLXE.

KLXE will have intangible assets with a substantial basis for tax purposes, which will be recoverable through amortization deductions, and are expected to shelter approximately $32 million per year in taxable income through January 31, 2029.

The completion of the spin-off transaction is subject to certain customary conditions, including but not limited to implementation of intercompany agreements and the effectiveness of filings with the Securities and Exchange Commission. The Company currently expects that the separation of its businesses will occur in the third quarter of 2018.

Advisors

Goldman Sachs & Co. LLC served as exclusive financial advisor to KLX and Freshfields Bruckhaus Deringer LLP served as legal counsel.

Conference Call

KLX executives will host a conference call today, May 1, 2018 at 8:00 a.m. (Eastern time) to discuss the creation of KLX Energy Services Holdings, Inc. and the sale of Aerospace Solutions Group to Boeing for analysts and investors. Reporters are invited to join the call on a listen-only basis. A link to the webcast and an investor presentation will be available on the Investor Relations section of the KLX website at http://www.KLX.com. To access the call, please dial 800-239-9838 (domestic) or +1 323-794-2551 (international). The conference ID for the call is 1846506. Please dial into the call several minutes prior to the start of the call to allow sufficient time for the operator to connect participants.

About KLX

KLX Inc., through its two operating segments, provides mission critical products and complex logistical solutions to support its customers’ high value assets.  KLX serves its customers in demanding environments that face high cost of downtime and require dependable, high quality just-in-time customer support.  The Aerospace Solutions Group is a leading distributor and value added service provider of aerospace fasteners and consumables offering the broadest range of aerospace hardware and consumables and inventory management services worldwide. The Energy Services Group provides vital services and products to oil and gas exploration and production companies on an episodic, 24/7 basis.  For more information, visit the KLX website at www.KLX.com.

Cautionary Statement on Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.  Such forward-looking statements, including those regarding the timing and consummation of the transactions described herein, involve risks and uncertainties.  The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements.  Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), which include its Annual Report on Form 10-K and Current Reports on Form 8-K.  For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings.  The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Reconciliation of Non-GAAP Financial Measures

This release includes “Adjusted operating earnings,” which excludes initial one-time costs related to the review of strategic alternatives and ESG spin-off. This release also includes “Adjusted EBITDA,” which excludes the aforementioned initial one-time costs and non-cash compensation expense.

KLX ENERGY SERVICES

RECONCILIATION OF 2018 OUTLOOK; CONSOLIDATED OPERATING EARNINGS

TO ADJUSTED OPERATING EARNINGS AND ADJUSTED EBITDA

(In Millions)

2018 Outlook
(Approximate Amounts)
Operating earnings	$62
Initial costs and expenses related to review of strategic alternatives and ESG spin-off	3
Adjusted operating earnings	65
Depreciation and amortization	35
Non-cash compensation	10
Adjusted EBITDA	$110

Contact Information

Michael Perlman
Director, Investor Relations
KLX Inc.
(561) 791-5435

Additional Information

In connection with the proposed transaction between KLX Inc. (“KLX”) and The Boeing Company (“Boeing”), KLX will file with the Securities and Exchange Commission (the “SEC”) a proxy statement.  KLX will also file with the SEC a registration statement with respect to the spin-off of the Energy Services Group. KLX SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND RELATED MATTERS.  Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from KLX at its website, www.KLX.com, or by contacting KLX Investor Relations at (561) 791-5435.

Participants in Solicitation

KLX and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning KLX’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is set forth in KLX’s Annual Report on Form 10-K for the fiscal year ended January 31, 2018 and its proxy statement filed on May 26, 2017, which are filed with the SEC. A more complete description will be available in the proxy statement with respect to the merger and the registration statement with respect to the spin-off.

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